Filed pursuant to Rule 424(b)(7)
Registration No. 333-285069
PROSPECTUS SUPPLEMENT
(to Prospectus dated February 19, 2025)
6,500,000 Shares
Series A Common Stock

The selling stockholders identified in this prospectus supplement are selling 6,500,000 shares of our Series A common stock, par value $0.001 per share (“Series A common stock”). We will not receive any proceeds from the sale of the Series A common stock by the selling stockholders.
Our Series A common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “KVYO.” On August 13, 2025, the last reported sale price of the Series A common stock on the NYSE was $31.48 per share.
Investing in our Series A common stock involves risks. You should review carefully the risks and uncertainties referenced in the section of this prospectus supplement titled “Risk Factors” beginning on page S-8 of this prospectus supplement before investing in any shares of our Series A common stock.

The underwriters have agreed to purchase the Series A common stock from the selling stockholders at a price of $30.01 per share, which will result in $195.1 million of proceeds to the selling stockholders (or $224.3 million if the underwriters exercise the option to purchase additional shares in full) before expenses. The underwriters may offer the shares of Series A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
The selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 975,000 shares of Series A common stock on the same terms as set forth above.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment in New York, New York on or about August 21, 2025.

Barclays

The date of this prospectus supplement is August 13, 2025.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of shares of Series A common stock and adds to and supplements information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference, contains a description of the securities we may offer from time to time and gives more general information, some of which does not apply to the shares of Series A common stock offered hereby. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.
We are responsible for the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). If information included in this prospectus supplement is inconsistent with the accompanying prospectus, including the documents incorporated by reference therein, or the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus or the information contained in such document incorporated by reference in the accompanying prospectus or this prospectus supplement. None of our Company, the selling stockholders, nor the underwriters have authorized any other person to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
None of our Company, the selling stockholders, nor the underwriters are making an offer of any of our securities other than the registered securities to which this prospectus supplement and the accompanying prospectus relate, nor are we, any selling stockholder or the underwriters making an offer to sell or soliciting an offer to buy the shares of common stock in any jurisdiction where an offer or sale is not permitted.
Unless the context otherwise requires, the terms “Klaviyo,” “the Company,” “we,” “us,” and “our” in this prospectus supplement refer to Klaviyo, Inc. and its subsidiaries. The term “Summit Funds” refers to Summit Partners Co-Invest (Kiwi), L.P., Summit Partners Growth Equity Fund IX-A, L.P., Summit Partners Growth Equity Fund IX-B, L.P., Summit Investors GE IX/VC IV, LLC and Summit Investors GE IX/VC IV (UK), L.P. The term “Summit Partners” refers to Summit Partners, L.P., the ultimate general partner of the Summit Funds, and, unless the context otherwise requires, its affiliated entities, including Summit Investors Management, LLC, the management company of the Summit Funds.
In this prospectus supplement, to the extent there is one underwriter, “underwriters” refers to the underwriter named on the front cover of this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in these documents, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in these documents include, but are not limited to, statements about:
•our expectations regarding our revenue, expenses, and other operating results;
•our ability to acquire new customers and grow our customer base;
•our ability to successfully retain existing customers and expand sales within our existing customer base;
•our ability to increase usage of our platform and upsell and cross-sell additional products and communications channels;
•our ability to move up-market and address enterprise and other larger customers;
•launching new products and adding new product capabilities;
•our ability to leverage artificial intelligence and machine learning and effectively develop and deliver products that incorporate artificial intelligence and machine learning;
•future investments in developing and enhancing our platform and our business;
•our expectations regarding our ability to expand internationally;
•our ability to add more use cases to our platform and increase our presence in other verticals;
•our anticipated capital expenditures and our estimates regarding our capital requirements;
•the estimated size of our addressable market opportunity for our platform;
•investments in our selling and marketing efforts and our ability to promote our brand;
•expectations regarding our integrations with third-party platforms, including Shopify;
•our ability to compete effectively with existing competitors and new market entrants;
•our reliance on our senior management team and our ability to identify, recruit, and retain skilled personnel;
•our growth strategies for our platform and our ability to effectively manage our growth;
•economic and industry trends and other macroeconomic factors, such as fluctuating interest rates, inflation, tariffs, international trade disputes, and changes in U.S. and foreign laws and regulations, and the impact on our customer spending and consumer spending generally; and
•the impact of public health crises and financial, economic, and political events on our industry, business, and results of operations.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus primarily on our beliefs and our expectations and projections, as of the respective dates, about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section of this prospectus supplement titled “Risk Factors” and elsewhere in this prospectus supplement, and any documents we file from time to time with SEC that are incorporated by reference herein, including, without limitation, specifically under the section titled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”) and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 (our “Quarterly Reports”), as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described, anticipated, or implied in the forward-looking statements. Therefore, you should not rely on any of the forward-looking statements as predictions of future events.
The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to reflect new information or the occurrence of unanticipated events, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective dates of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you should not rely on any of these statements.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our Series A common stock. You should read carefully the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, and the documents incorporated by reference, especially the risks of investing in our Series A common stock discussed under “Risk Factors” in this prospectus supplement beginning on page S-8, the accompanying prospectus on page 8 and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, including our Annual Report and Quarterly Reports. You should also carefully read the information incorporated by reference in this prospectus supplement, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.
Klaviyo, Inc.
We founded Klaviyo in 2012 to provide businesses of all sizes with powerful technology that captures, stores, analyzes, and predictively uses their own data to drive measurable, high-value outcomes. Today, Klaviyo enables over 176,000 businesses around the globe to efficiently drive revenue growth by making it easy to bring their first-party data together and use it to create and deliver highly personalized, omnichannel consumer experiences at scale. Our platform combines our proprietary data and application layers into one vertically-integrated solution with advanced machine learning and artificial intelligence capabilities and over 350 integrations.
Klaviyo began as a database designed for speed, flexibility, and unlimited data storage. Building upon our robust data infrastructure, we developed smart applications, initially focusing on marketing automation where we revolutionized email practices. Our innovation shifted the industry paradigm away from batch and blast practices with a fast, data-rich marketing tool. Over time, we enhanced our Klaviyo Marketing suite to incorporate SMS, Reviews, AI-powered tools, and additional functionalities. Our Klaviyo Data Platform (“KDP”) offering gives customers user-friendly ways to track new types of data to drive revenue growth and sync data in to and out of Klaviyo at scale. In February 2025, we announced Klaviyo B2C CRM, establishing Klaviyo as a unified CRM built for B2C brands and positioning Klaviyo to address a critical gap in the market: providing consumer brands with a system designed for their unique, high-volume, fast-paced needs. This is a natural evolution of our journey – from a leading marketing automation platform to a comprehensive consumer engagement solution. Powered by the KDP and AI insights, Klaviyo now combines Klaviyo Marketing, Klaviyo Service, and Klaviyo Analytics into one unified solution, making it easy for businesses to know their customers, activate their data, and grow faster.
Our Klaviyo Analytics solution gives brands real-time AI-powered insight into customer and purchase behavior so they can take action faster. Our Advanced KDP offering unlocks advanced features for even more powerful ways to track, transform, and cleanse data and run more advanced reporting and predictive analysis to drive revenue growth for our customers.
Today, our customers primarily operate within the retail and eCommerce vertical. Due to the flexibility and adaptability of our technology, we also see organic growth from customers in other verticals, such as education, events and entertainment, restaurants, and travel, as well as from business-to-business (“B2B”) companies. As of June 30, 2025, our platform had efficiently scaled to over 176,000 customers.
We generate revenue through the sale of subscriptions to our customers for the use of our platform. Our subscription plans are tiered based on the number of active consumer profiles stored on our platform and the number of emails and SMS messages sent. We currently permit our customers to send unlimited push notifications, which are included as part of our email subscription plan. Active consumer profiles are identified profiles that can be reached via at least one enabled marketing channel in Klaviyo; this means the profile is not suppressed, either by revoking consent or being rendered undeliverable. The vast majority of our subscription plans today are monthly.
Our land-and-expand strategy aligns our success with that of our customers. As our customers’ businesses grow, they utilize more active consumer profiles and send more emails and SMS messages, which naturally increases their usage of our platform. Our revenue also expands when our customers add additional marketing channels, such as

SMS, additional use cases, such as Reviews, and additional applications such as Klaviyo Service and Klaviyo Analytics, or when their other brands, business units, and geographies start using our platform.
Corporate Information
Our principal executive offices are located at 125 Summer Street, 6th Floor, Boston, MA 02110, and our telephone number is (617) 213-1788. Our website address is www.klaviyo.com. The information on our website is not incorporated by reference in this prospectus supplement, and you should not consider it to be a part of this document. Our Internet address is included as an inactive textual reference only.

THE OFFERING

Series A common stock offered by the selling stockholders	6,500,000 shares.

Series A common stock to be outstanding after this offering	123,377,930 shares.

Series B common stock to be outstanding after this offering	176,257,254 shares.

Underwriters’ option to purchase additional shares from the selling stockholders	The selling stockholders have granted the underwriters an option for a period of 30 days after the date of this prospectus to purchase up to 975,000 additional shares of Series A common stock.

Use of proceeds	The selling stockholders will receive all of the net proceeds from this offering and we will not receive any proceeds from the sale of shares in this offering.

Risk factors	See the section of this prospectus supplement titled “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement, including the section titled “Risk Factors” in our Annual Report and Quarterly Reports for a discussion of factors you should carefully consider before deciding to invest in our Series A common stock.

Settlement Date
We expect that delivery of the shares will be made to investors in book-entry form through The Depository Trust Company on or about August 21, 2025, which will be the fifth business day following the initial trade date for the shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

NYSE symbol	“KVYO”.
The number of shares of our Series A common stock and Series B common stock to be outstanding after this offering is based on 116,877,930 shares of our Series A common stock and 182,757,254 shares of our Series B common stock outstanding as of June 30, 2025, and excludes:
•2,579,606 shares of our Series B common stock issuable upon the exercise of options to purchase shares of our Series B common stock that were outstanding as of June 30, 2025, with a weighted-average exercise price of $2.25 per share;

•3,190,850 shares of our Series B common stock and 15,216,476 shares of our Series A common stock issuable upon the vesting of restricted stock unit awards that were outstanding as of June 30, 2025;
•3,099,440 shares of our Series B common stock issuable upon the exercise of warrants held by Shopify Inc. and certain of its affiliates (collectively, “Shopify”), outstanding as of June 30, 2025, with a weighted-average exercise price of $0.01 per share, of which 344,383 shares became fully vested and were exercised after June 30, 2025;
•15,743,174 shares of our Series B common stock issuable upon the exercise of an investment option held by Shopify pursuant to that certain Stock Purchase Agreement, dated as of June 24, 2022, with an exercise price of $88.9274 per share;
•55,243,014 shares of our Series A common stock reserved and available for future issuance pursuant to our 2023 Stock Option and Incentive Plan as of June 30, 2025; and
•10,857,661 shares of our Series A common stock reserved and available for future issuance under our 2023 Employee Stock Purchase Plan as of June 30, 2025.
Except as otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares from the selling stockholders, no exercise of outstanding options, no exercise of outstanding warrants, and no settlement of outstanding restricted stock unit awards subsequent to June 30, 2025.

RISK FACTORS
Investing in our Series A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our Annual Report and Quarterly Reports, which are incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see the section titled “Where You Can Find Additional Information.”
Risks Related to Our Series A Common Stock and This Offering
Sales of substantial amounts of our Series A common stock in the public markets, or the perception that sales might occur, could cause the trading price of our Series A common stock to decline.
Sales of a substantial number of shares of our Series A common stock into the public market, particularly sales by our directors, executive officers, and principal stockholders, or the perception that these sales might occur, could cause the trading price of our Series A common stock to decline. For example, on May 16, 2025, our Chief Executive Officer, co-founder, director and largest stockholder, Andrew Bialecki, sold 10,969,078 shares of our Series A common stock in a registered secondary offering to cover tax obligations related to the exercise of his expiring stock options. While shares held by directors, executive officers, and other affiliates are subject to volume limitations under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and various vesting agreements, we are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our Series A common stock.
In addition, as of June 30, 2025, we had 2,579,606 options outstanding that, if fully exercised, would result in the issuance of an equal number of shares of Series B common stock, as well as 3,190,850 shares of Series B common stock and 15,216,476 shares of Series A common stock subject to outstanding RSU awards. Shares of Series B common stock will automatically convert into shares of Series A common stock upon certain transfers and other events. All of the shares of Series B common stock issuable upon the exercise of stock options or the vesting of RSU awards and the shares reserved for future issuance under our equity incentive plans have been registered on a registration statement on Form S-8 under the Securities Act. Accordingly, following conversion to shares of Series A common stock, these shares can be freely sold in the public market upon issuance, subject to volume limitations under Rule 144 for our executive officers and directors and applicable vesting requirements.
Certain holders of our Series B common stock have rights, subject to some conditions, to require us to file registration statements for the public resale of the Series A common stock issuable upon conversion of such shares or to include such shares in registration statements that we may file for us or other stockholders. Any registration statement we file to register additional shares, whether as a result of registration rights or otherwise, could cause the trading price of our Series A common stock to decline or be volatile.
Subject to certain exceptions described in the section of this prospectus supplement titled “Underwriting,” we, our directors and officers, and the selling stockholders have entered into or will enter into lock-up agreements with the underwriters of this offering pursuant to which we and they have agreed, or will agree, that, subject to certain exceptions, we will not issue, and they will not offer, sell, lend, transfer, dispose of or otherwise hedge any shares or any securities convertible into or exchangeable for shares of our common stock for a period of 60 days after the date of this prospectus supplement. See the section of this prospectus supplement titled “Underwriting” for more information. However, substantially concurrently with the consummation of this offering, Summit Partners L.P. plans to make a distribution-in-kind of up to 500,000 shares of Series A common stock to certain members of its general partners to facilitate charitable giving. These shares will not be subject to the lock-up restrictions described above. Sales of a substantial number of such shares upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell your Series A common stock at a time and price that you deem appropriate.

USE OF PROCEEDS
All of the shares of Series A common stock being offered hereby are being sold by the selling stockholders identified in this prospectus supplement. We will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders.

DIVIDEND POLICY
We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings, if any, to fund the development and expansion of our business and do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, any contractual restrictions, general business conditions, and other factors that our board of directors may deem relevant.

SELLING STOCKHOLDERS
The following table sets forth the beneficial ownership of our Series A common stock and Series B common stock as of July 31, 2025 (the “Beneficial Ownership Date”) on an actual basis and as adjusted to reflect the sale of Series A common stock by the selling stockholders in this offering, for each of the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the persons listed in the table below.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.
The percentage ownership information shown in the table prior to this offering is based upon 116,897,730 shares of Series A common stock outstanding and 183,086,637 shares of Series B common stock outstanding as of the Beneficial Ownership Date. The percentage ownership information shown in the table assumes the sale of an aggregate of 6,500,000 shares of our Series A common stock by the selling stockholders in this offering.
We have deemed shares of our common stock subject to stock options and warrants that are exercisable on the Beneficial Ownership Date or exercisable within 60 days of the Beneficial Ownership Date and our restricted stock units that have vested or will vest within 60 days of the Beneficial Ownership Date to be outstanding and to be beneficially owned by the person holding the stock option or the restricted stock unit for the purpose of computing the percentage ownership of that person. We have also deemed shares of our Series A common stock issuable upon exchange of our Series B common stock on a one-for-one basis to be outstanding and to be beneficially owned by the person holding such shares of Series B common stock.
For information regarding material transactions between us and certain of the selling stockholders, see the section titled “Certain Relationships and Related Party Transactions, and Director Independence” in our Annual Report.

	Shares Beneficially Owned Prior to the Offering				Number of Shares of Series A Being Offered	Shares Beneficially Owned After the Offering (assuming option to purchase additional shares is not exercised)(2)				Percent of Total Voting Power After the Offering (3)
	Series A		Series B			Series A		Series B
	Number	Percentage	Number	Percentage		Number	Percentage	Number	Percentage
Summit Funds(1)	-	*	30,827,778	16.8%	6,500,000	-	*	24,327,778	13.8%	12.9%
__________________
* Represents less than one percent (1%).
(1)Consists of (i) 18,219,907 shares of Series B common stock held by Summit Partners Growth Equity Fund IX-A, L.P., (ii) 11.376,255 shares of Series B common stock held by Summit Partners Growth Equity Fund IX-B, L.P., (iii) 1,123,429 shares of Series B common stock held by Summit Partners Co-Invest (Kiwi), L.P., (iv) 95,759 shares of Series B common stock held by Summit Investors GE IX/VC IV, LLC, and (v) 12,428 shares of Series B common stock held by Summit Investors GE IX/VC IV (UK), L.P. Summit Partners, L.P. is the manager of Summit Partners GE IX, LLC, which is the general partner of Summit Partners GE IX, LP, which is the general partner of Summit Partners Growth Equity Fund IX-A, L.P. and Summit Partners Growth Equity Fund IX-B, L.P. Summit Partners, L.P. is the managing member of Summit Partners Co-Invest Kiwi GP, LLC, which is the general partner of Summit Partners Co-Invest (Kiwi), L.P. Summit Master Company, LLC is the general partner of Summit Partners, L.P., which is the manager of Summit Investors Management, LLC, which is the manager of Summit Investors GE IX/VC IV, LLC, and the general partner of Summit Investors GE IX/VC IV (UK), L.P. Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its investment committee responsible for voting and investment decisions with respect to the reported shares. The investment committee, which is currently composed of Peter Chung, Scott Collins, and Peter Rottier, may be deemed to have voting and dispositive authority over the reported shares held by the foregoing entities and, therefore, may beneficially own such shares. Each of the foregoing entities, Mr. Chung, Mr. Collins, and Mr. Rottier disclaims beneficial ownership of the shares, except, in each case, to the extent of such person’s or entity’s pecuniary interest therein. The address of each of the entities and persons mentioned in this footnote is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(2)Amounts do not reflect a distribution-in-kind expected to occur substantially concurrently with the consummation of this offering, in which Summit Partners, L.P. expects to distribute up to 500,000 shares of Series A common stock to certain members of its general partners to facilitate charitable giving. Such shares will not be subject to the lock-up restrictions described in the section titled “Underwriting” in this prospectus supplement. The offering is not conditioned upon the completion of the distribution-in-kind.

(3)Percentage of total voting power represents voting power with respect to all shares of our Series A common stock and Series B common stock, as a single class. The holders of our Series B common stock are entitled to ten votes per share, and holders of our Series A common stock are entitled to one vote per share. See the section of the accompanying prospectus titled “Description of Capital Stock” for more information about the voting rights of our Series A common stock and Series B common stock.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR SERIES A COMMON STOCK
The following is a summary of certain material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Series A common stock by a non-U.S. holder (as defined below), that holds our Series A common stock as a “capital asset” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based on the provisions of the Code, the Treasury Regulations thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, the alternative minimum tax, the rules regarding qualified small business stock under Section 1202 of the Code, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•banks, insurance companies or other financial institutions;
•tax-exempt entities, organizations or arrangements (including private foundations) or governmental or international organizations;
•brokers or dealers in stocks, securities or foreign currencies;
•traders in securities that elect to use the mark-to-market method of accounting for U.S. federal income tax purposes or any other holder subject to mark-to-market treatment;
•pension plans, including “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•regulated investment companies or real estate investment trusts;
•partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;
•persons deemed to sell our Series A common stock under the constructive sale provisions of the Code;
•persons that acquired our Series A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•former citizens or long-term residents of the U.S.;
•persons that hold our Series A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax; and
•persons that own, or have owned, actually or constructively, more than 5% of our Series A common stock.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SERIES A COMMON STOCK ARISING UNDER THE U.S.

FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Series A common stock that is not for U.S. federal income tax purposes a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) and is any of the following for such purposes:
•a non-resident alien individual;
•a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; and
•a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis on income or gain from our Series A common stock.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Series A common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Series A common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Series A common stock by such partnership.
Distributions
We do not expect to pay any distributions on our Series A common stock in the foreseeable future. However, in the event we do make distributions of cash or other property on our Series A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Series A common stock and thereafter as capital gain from the sale or exchange of such Series A common stock. See “—Gain on Disposition of Our Series A Common Stock” below. Subject to backup withholding requirements and the withholding requirements under FATCA (as defined below) and except with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Series A common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically or for any change in circumstances. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treatyholders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed

IRS Form W-8ECI (or other applicable or successor form) certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Disposition of Our Series A Common Stock
Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our Series A common stock unless:
•the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;
•the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.); or
•our Series A common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
A non-U.S. holder described in the first bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses; provided, that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our Series A common stock is and continues to be “regularly traded on an established securities market” (within the meaning of Treasury Regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Series A common stock, more than 5% of our Series A common stock will be taxable on gain realized on the disposition of our Series A common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our Series A common stock were not considered to be regularly traded on an established securities market, any non-U.S. holder (regardless of the percentage of stock owned) would be subject to U.S. federal income tax on a taxable disposition of our Series A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Series A common stock.

Backup Withholding and Information Reporting
Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form). Dividends paid to non-U.S. holders subject to U.S. withholding tax as described above under “—Distributions” will generally be exempt from backup withholding.
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Series A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at a rate of 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Series A common stock effected outside the U.S. by a non-U.S. office of a broker. However, sales or other dispositions of our Series A common stock effected outside the U.S. by such a broker if it has certain relationships within the U.S. will result in information reporting and backup withholding unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Provisions of the Code, and Treasury Regulations, and administrative guidance issued thereunder (“FATCA”) generally impose a 30% withholding tax on any dividends paid on Series A common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholding under FATCA may in the future apply to payments of gross proceeds from a sale or other disposition of our Series A common stock, under proposed Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, the preamble to the proposed regulations states that applicable withholding agents may rely on the proposed regulations unless and until final regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing these rules may be subject to different requirements. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their tax advisors regarding the effects of FATCA on an investment in our Series A common stock.
INVESTORS CONSIDERING THE PURCHASE OF OUR SERIES A COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY

AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING
The underwriters are collectively referred to as the “underwriters”. To the extent there is one underwriter, “underwriters” refers to the underwriter named below.
Barclays Capital Inc. is acting as underwriter of the offering. Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters have agreed to purchase, and the selling stockholders have agreed to sell to the underwriters 6,500,000 shares of Series A common stock. The selling stockholders granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase in whole or in part at any time up to an aggregate of 975,000 additional shares at $30.01 per share to cover sales by the underwriters in the initial offering of the shares or in the open market of a greater number of shares than the total number set forth on the cover page of this prospectus supplement.
The underwriters are offering the shares of Series A common stock subject to their receipt and acceptance of the shares from the selling stockholders. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Series A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions.
We expect that delivery of the shares will be made to investors in book-entry form through The Depository Trust Company on or about August 21, 2025, which will be the fifth business day following the initial trade date for the shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.
The underwriters have agreed to purchase the Series A common stock from the selling stockholders at a price of $30.01 per share, which will result in $195.1 million of proceeds to the selling stockholders (or $224.3 million if the underwriters exercise the option to purchase additional shares in full) before expenses. The underwriters may offer the shares of Series A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
We estimate that the total expenses of the offering, excluding the underwriting discounts, will be approximately $620,000. We will bear all out-of-pocket costs, fees and expenses in connection with the selling stockholders’ offering of the shares of Series A common stock to be sold pursuant to this prospectus supplement, except for any brokerage costs and the underwriting discounts and commissions. We have agreed to reimburse the underwriters in connection with certain fees and expenses incurred in connection with the review and qualification of the offering of the shares of our Series A common stock by FINRA in an amount not to exceed $15,000.
No Sales of Similar Securities
We have agreed that, without the prior written consent of the underwriters, we will not, for a period of 60 days after the date of this prospectus supplement, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to, any of our securities that are substantially similar to the Series A common stock, including but not limited to any options or warrants to purchase shares of our Series A common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our Series A common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers any of the economic consequences of ownership of our Series A common stock or any such other securities.
The restrictions described in the preceding paragraph will not apply to (i) to the shares to be sold pursuant to the underwriting agreement, (ii) upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of the date of this prospectus supplement and described herein, (iii) the issuance of shares of common stock with respect to stock options, stock awards, restricted stock, restricted stock units or other equity awards or upon the exercise, vesting or settlement thereof pursuant to the terms of equity plans described herein, (iv) to the sale or issuance of, or entry into an agreement providing for the sale or issuance of, common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock, in connection with (a) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us or a subsidiary in connection with such acquisition or (b) joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of common stock (or as-converted common stock in the case of securities convertible into common stock) that we may sell or issue or agree to sell or issue pursuant to this clause (iv) does not exceed 10% of the total number of shares of common stock outstanding immediately following the offering of the shares pursuant to this prospectus supplement; and (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to equity plans disclosed herein or any assumed employee benefit plan contemplated by clause (iv); provided further that each recipient of any shares of such securities issued or sold pursuant to clause (iv) executes and delivers a lock-up agreement.
In addition, our directors and officers and each of the selling stockholders (the “Lock-Up Parties”) have agreed that, without the prior written consent of the underwriters, they will not, and will not cause or direct any of their affiliates to, for a period of 60 days after the date of this prospectus supplement: (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock (such shares of common stock, options, rights, warrants or other securities, collectively, “Restricted Securities”), including without limitation any such Restricted Securities now owned or hereafter acquired by such Lock-Up Party, (ii) engage in any hedging or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition, or transfer of any of the economic consequences of ownership of any Restricted Securities, (iii) make any demand for or exercise any right with respect to the registration of any Restricted Securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii).
The restrictions described in the preceding paragraph will not apply to certain transactions, including transfers of Restricted Securities (i) as bona fide gifts or charitable contributions, or for bona fide estate planning purposes; (ii) upon death or by will, intestate succession, other testamentary document, or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the Lock-Up Party’s death; (iii) to any member of the Lock-Up Party’s immediate family or to any trust for the direct or indirect benefit of the Lock-Up Party or their immediate family; (iv) to a partnership, limited liability company, corporation or other entity of which the Lock-Up Party and their immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv); (vi) if the Lock-Up Party is a corporation, partnership, limited liability company, trust, or other business entity, (A) to another corporation, partnership, limited liability company, trust, or other business entity that is an affiliate of the Lock-Up Party, (B) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Lock-Up Party or affiliates of the Lock-Up Party, (C) as part of a distribution, transfer, or disposition by the Lock-Up Party to its stockholders, partners, members or other equityholders, as the case may be, or to the estate of any such stockholders, partners, members or other equityholders, (D) to any wholly owned subsidiary of the Lock-Up Party or (E) if a transferee referred to in clauses (A) through (D) above is not a natural person, any director or indirect partner, member, stockholder or equityholder of such transferee until the Restricted Securities come to be held by a natural person; (vii) by operation of law; (viii) to us from a current or former employee or service provider of ours in connection with the repurchase of shares of common stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the agreements pursuant to which such shares were issued, or upon death, disability or termination of employment, in each case, of such employee or service provider; (ix) if the Lock-Up Party is not one of our officers or directors, in connection with a sale of the Lock-Up Party’s Restricted Securities acquired in open market transactions after the closing date of the offering; (x) to us in connection with the vesting, settlement or exercise of restricted stock units, shares of restricted stock, options, warrants or other rights to purchase shares of Series A common stock (including, in each case, “net” or “cashless” exercise) or in connection with the conversion of convertible securities, provided that any securities received upon such vesting, settlement, exercise or conversion will be subject to the terms of the lock-up agreement; (xi) in “sell to cover” or similar open market transactions during the Lock-Up Period to satisfy tax withholding obligations as a result of the exercise, vesting and/or settlement of our equity awards; (xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors involving a change of control, provided that if such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-Up Party’s Restricted Securities will remain subject to the provisions of the lock-up agreement; (xiii) to us in connection with the conversion or reclassification of our outstanding equity securities into shares of common stock, provided that any such shares of common stock received upon such conversion or reclassification will be subject to the terms of the lock-up agreement; (xiv) in a transaction consummated in accordance with a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act existing or entered into prior to the date of the lockup agreement; (xv) by the selling stockholders in connection with (a) distributions-in-kind of shares of common stock to any investment fund or other entity controlling or managing the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund), (b) subsequent distributions-in-kind of such shares of common stock to such fund or other entity’s stockholders, partners, members or other equityholders and (c) subsequent bona fide donations of such shares of common stock to charitable organization transferees or recipients, in an aggregate amount, together with any similar transfers pursuant to any substantially similar lock-up agreement with the Underwriters, not to exceed 500,000 shares of common stock; or (xvi) with the prior written consent of the underwriters; provided that (A) in the case of clauses (i) through (vi) and (xv), such transfer or distribution may not involve a disposition for value, (B) in the case of clauses (i) through (vii), it must be a condition to the transfer or distribution that the donee, devisee, transferee or distributee, as the case may be, sign and deliver a lock-up agreement, (C) in the case of clauses (ii) through (vi), no filing by any party under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Restricted Securities will be required or voluntarily made in connection with such transfer or distribution, and (D) in the case of clauses (i) and (vii) through (xi), no filing under the Exchange Act or other public filing, report or announcement will be voluntarily made, and if any such filing, report or announcement is legally required during the lock-up period, such filing, report or announcement must clearly indicate in its footnotes (A) the circumstances of such transfer or distribution and (B) in the case of a transfer or distribution pursuant to clauses (i) or (vii), that the donee, devisee, transferee or distributee has agreed to be bound by a lock-up agreement.
The restrictions also will not apply to a Lock-Up Party’s (i) exercise of outstanding options, settlement of restricted stock units or other equity awards or exercise of warrants, provided that any Restricted Securities received upon such exercise, vesting or settlement will be subject to the terms of the lock-up agreement; (ii) entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the transfer, sale or other disposition of the Lock-Up Party’s Restricted Securities, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the Lock-Up Period (except to the extent otherwise allowed pursuant to the lock-up agreement) and no public announcement, report or filing under the Exchange Act, or any other public filing, report or announcement, will be voluntarily made regarding the establishment of such plan during the Lock-Up Period (other than as required under Item 408 and Item 601 of Regulation S-K); and (iii) sale of any shares of Series A common stock to be sold by the Lock-Up Party, if any, pursuant to the terms of the underwriting agreement.
Listing
Our Series A common stock is listed on New York Stock Exchange under the trading symbol “KVYO.”
Price Stabilization and Short Positions
In order to facilitate the offering of the Series A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of Series A common stock in the open market to stabilize the price of the Series A common stock. These activities may raise or maintain the market price of the Series A common stock above independent market levels or prevent or delay a decline in the market price of the Series A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.
Indemnification
We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Conflicts of Interest and Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The Series A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.
Notice to Prospective Investors in the European Economic Area
Neither of this prospectus supplement and the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of Series A common stock in any Member State of the European Economic Area (the “EEA”) (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of

Series A common stock. Accordingly, any person making or intending to make an offer in any Relevant State of shares of Series A common stock which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of Series A common stock in the EEA in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
In relation to each Relevant State, no offer to the public of shares of Series A common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made in that Relevant State, except that an offer to the public of shares of Series A common stock may be made in that Relevant State at any time:
•to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of Series A common stock shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of Series A common stock or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of Series A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares of Series A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Series A common stock to the public other than their offer or resale in a Relevant State to “qualified investors” within the meaning of the Prospectus Regulation or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Series A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Series A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Series A common stock.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, neither of this prospectus supplement and the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of Series A common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation and the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) from the requirement to publish a prospectus for offers of shares of Series A common stock. Accordingly, any person making or intending to make an offer in the United Kingdom of shares of Series A common stock which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of Series A common stock in the United Kingdom in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

In relation to the United Kingdom, no offer to the public of shares of Series A common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made in the United Kingdom, except that an offer to the public of shares of Series A common stock may be made in the United Kingdom at any time:
•to any legal entity which is a “qualified investor” as defined under Article 2 of the UK Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2 of the UK Prospectus Regulation) in the United Kingdom, subject to obtaining the prior consent of the underwriters for any such offer; or
•in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of shares of Series A common stock shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the United Kingdom who initially acquires any shares of Series A common stock or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation. In the case of any shares of Series A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares of Series A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Series A common stock to the public other than their offer or resale in the United Kingdom to “qualified investors” within the meaning of the UK Prospectus Regulation or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Series A common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Series A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Series A common stock.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares of Series A common stock offered hereby is not being made, and this prospectus supplement, the accompanying prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other documents and/or materials relating to the issue of the shares of Series A common stock offered hereby or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of Series A common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of Series A common stock in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Ireland
This prospectus supplement and accompanying prospectus has not been prepared in accordance with and is not a “prospectus” for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Regulation and is referred to as a “prospectus” because this is the terminology used for such an offer document in the U.S. No action may be taken with respect to the Series A common stock in Ireland otherwise than in conformity with the provisions of (1) the European Union (Markets in Financial Instruments) Regulations 2017, including, without limitation, Regulations 5 thereof or any codes of conduct issued in connection therewith, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No. 648/2012 and all implementing measures, delegated acts and guidance in respect thereof and the provisions of the Investor Compensation Act 1998, (2) the Companies Act 2014, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (3) Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any rules or guidelines issued under section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (4) Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules or guidelines issued under section 1370 of the Companies Act 2014 by the Central Bank of Ireland.
Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong. The information contained in this prospectus supplement is for information purposes only and does not constitute an offer, solicitation, invitation or recommendation to subscribe for or purchase any share or other securities, other products or to provide any investment advice. You are advised to exercise caution in relation to this prospectus supplement. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and in the manner as permitted under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) and the SFO and any rules made under that Ordinance; (2) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O or (3) in circumstances which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation, offer or any other document relating to the shares has been or may be issued, circulated, distributed or has been or may be in the possession of any person for the purposes of issue, circulation and distribution in each case, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the C(WUMP)O and the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) with the Monetary Authority of Singapore, and the offer of the shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (2) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased pursuant to an offer made under Section 275 of the SFA by a Relevant Person which is:
•a corporation (which is not an Accredited Investor ) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
•a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust may not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
•to an Institutional Investor, an Accredited Investor, a Relevant Person, or to any person arising from an offer referred to in Section 275(1A) (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
•where no consideration is or will be given for the transfer;
•where the transfer is by operation of law; or
•as specified in Section 276(7) of the SFA.
Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice of Recommendations of Investment Products).
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account or benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the

Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be listed or admitted to trading on the SIX Swiss Exchange or on any other trading venue (the exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares of Series A common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Israel
This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the Series A common stock is directed only at, (1) a limited number of persons in accordance with the Israeli Securities Law and (2) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS
The validity of the Series A common stock offered by this prospectus supplement has been passed upon by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, San Francisco, California.
EXPERTS
The financial statements of Klaviyo, Inc. incorporated by reference in this prospectus, and the effectiveness of Klaviyo, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our SEC filings are also available on our website, www.klaviyo.com. The information contained on, or that can be accessed from, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus supplement is considered to be an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 19, 2025;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 23, 2025;
•Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 6, 2025, and for the quarter ended June 30, 2025, as filed with the SEC on August 5, 2025;
•Our Current Reports on Form 8-K, as filed with the SEC on May 16, 2025, June 11, 2025, and August 5, 2025; and
•The description of our Series A common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 15, 2023, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or telephoning us at the following address: Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary, or by telephone request to (617) 213-1788.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.klaviyo.com. The information contained on, or that can be accessed from, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus supplement or the registration statement of which this prospectus supplement is a part.
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

PROSPECTUS
Klaviyo, Inc.
Series A Common Stock
This prospectus relates to the offer and sale from time to time of shares of Series A common stock, par value $0.001 per share (“Series A common stock”), of Klaviyo, Inc. by certain selling stockholders, in one or more offerings. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of our Series A common stock from time to time in amounts, at prices and on terms to be determined at the time of such offering. All of the shares of Series A common stock offered by the selling stockholders will be sold by the selling stockholders for their respective accounts.
This prospectus describes the general terms of our Series A common stock and the general manner in which the selling stockholders will offer and sell shares of our Series A common stock. A prospectus supplement, if needed, will describe the specific information about the offering and the selling stockholders, as well as the amounts and prices of such shares. A prospectus supplement may also add, change or update information contained in this prospectus with respect to such offering.
You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in any of the shares of our Series A common stock being offered.
Our Series A common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “KVYO.” On February 18, 2025, the last reported sale price of our Series A common stock on NYSE was $47.27 per share.
Our registration of shares of Series A common stock covered by this prospectus does not mean the selling stockholders will offer or sell any of the shares. The selling stockholders may offer and sell the shares of our Series A common stock covered by this prospectus to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If any agents, underwriters, dealers, or other third parties are involved in the sale of any of the shares of Series A common stock, their names and any applicable fees, commissions, or discounts or over-allotment options will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such shares and the net proceeds expected to be received by the selling stockholders from such sale will also be set forth in the applicable prospectus supplement. We will not receive any proceeds from the sale of shares of Series A common stock by selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions. For additional information on the methods of sale, you should refer to the section of this prospectus titled “Plan of Distribution.”
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced in the section of this prospectus titled “Risk Factors” on page 8 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by our other filings with the U.S. Securities and Exchange Commission which are incorporated by reference herein, as well as those contained in any applicable prospectus supplement, before investing in our securities.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 19, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” or “WKSI” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under a shelf registration process, any selling stockholders to be named in a supplement to this prospectus may sell shares of our Series A common stock from time to time in one or more offerings. This prospectus only provides you with a general description of the shares of Series A common stock that may be offered by the selling stockholders. Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling stockholders pursuant to this prospectus, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement that will contain specific information about the selling stockholders and the terms of our Series A common stock. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information described in the sections of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference” before you invest in any securities.
Neither we, nor the selling stockholders, have authorized anyone to provide any information or make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We and the selling stockholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe these restrictions. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Series A common stock, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations, and prospects may also have changed since that date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section of this prospectus titled “Where You Can Find Additional Information.”
Unless the context otherwise requires, the terms “Klaviyo,” “the Company,” “we,” “us,” and “our” in this prospectus refer to Klaviyo, Inc. and its subsidiaries.
This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers, like us, who file reports electronically with the SEC.
Our SEC filings are also available on our website, www.klaviyo.com. The information contained on, or that can be accessed from, our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement or free writing prospectus, and any documents incorporated by reference herein or therein contain forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical fact included in this prospectus, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference may include, but are not limited to, statements about:
•our expectations regarding our revenue, expenses, and other operating results;
•our ability to acquire new customers and grow our customer base;
•our ability to successfully retain existing customers and expand sales within our existing customer base;
•our ability to increase usage of our platform and upsell and cross-sell additional products and communications channels;
•our ability to move up-market and address enterprise and other larger customers;
•launching new products and adding new product capabilities;
•our ability to leverage artificial intelligence and machine learning and effectively develop and deliver products that incorporate artificial intelligence and machine learning;
•future investments in developing and enhancing our platform and our business;
•our expectations regarding our ability to expand internationally;
•our ability to add more use cases to our platform and increase our presence in other verticals;
•our anticipated capital expenditures and our estimates regarding our capital requirements;
•the estimated size of our addressable market opportunity for our platform;
•investments in our selling and marketing efforts and our ability to promote our brand;
•expectations regarding our integrations with third-party platforms, including Shopify;
•our ability to compete effectively with existing competitors and new market entrants;
•our reliance on our senior management team and our ability to identify, recruit, and retain skilled personnel;
•our growth strategies for our platform and our ability to effectively manage our growth;
•economic and industry trends and other macroeconomic factors, such as fluctuating interest rates, inflation, and tariffs, including the impact on our customer spending and consumer spending generally; and
•the impact of public health crises and financial, economic, and political events on our industry, business, and results of operations.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference.
We have based the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and any documents incorporated by reference primarily on management’s beliefs and our expectations and projections, as of the respective dates, about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section of this prospectus titled “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement or free writing prospectus, and any documents we file from time to time with SEC that are incorporated by reference herein, including, without limitation, specifically under the section of this prospectus titled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and any documents incorporated by reference. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described, anticipated, or implied in the forward-looking statements. Therefore, you should not rely on any of the forward-looking statements as predictions of future events.
The forward-looking statements made in this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the respective dates of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference or to reflect new information or the occurrence of unanticipated events, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective dates of this prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you should not rely on any of these statements.

ABOUT THE COMPANY
We founded Klaviyo in 2012 to provide businesses of all sizes with powerful technology that captures, stores, analyzes, and predictively uses their own data to drive measurable, high-value outcomes. Klaviyo enables businesses to drive revenue growth by making it easy to bring their first-party data together and use it to create and deliver highly personalized consumer experiences across digital channels.
Our modern and intuitive SaaS platform combines our proprietary data and application layers into one vertically-integrated solution with advanced machine learning and artificial intelligence capabilities. This enables business users of any skill level to harness their data in order to send the right message at the right time across email, short message service (“SMS”), and push notifications, more accurately measure and predict performance, and deploy the specific actions and campaigns that drive the highest impact. Our reviews add-on allows our customers to collect product reviews within our platform to provide a seamless experience across the customer lifecycle, and our Customer Data Platform (“CDP”) offering gives customers user-friendly ways to track new types of data, transform and cleanse data, run more advanced reporting and predictive analysis to drive revenue growth, and sync data in to and out of Klaviyo at scale. We focused on marketing automation within retail and eCommerce as our first application use case, and we believe our software is highly extensible across a broad range of functions and verticals. Today, our customers primarily operate within the retail and eCommerce vertical, and we are also seeing organic growth from customers in other verticals, such as education, events and entertainment, restaurants, and travel, as well as from business-to-business companies. By combining easy implementation, rapid time-to-value, and clearly attributable outcomes, we drive substantial return-on-investment for our customers.
By vertically integrating our data layer and marketing application, we make it easy for businesses to create and store unified consumer profiles and then use those profiles to derive new insights, rapidly segment their consumers, and ultimately drive revenue generation. We purpose-built a centralized, scalable, and flexible cloud-native data store for our customers to intelligently aggregate and process first-party consumer profile and event data without friction. This approach enables our customers to seamlessly generate unified and highly-granular consumer profiles, populated with data from customers’ systems and from over 350 third-party integrations, from eCommerce platforms – such as Shopify, WooCommerce, and Salesforce Commerce Cloud – to loyalty, customer service, and shipping solutions. We built an application layer on top of our data layer to provide a comprehensive set of tools and features that enable our customers to easily turn consumer preferences into insights and actions.
We generate revenue through the sale of subscriptions to our customers for the use of our platform. Our subscription plans are tiered based on the number of active consumer profiles stored on our platform and the number of emails and SMS messages sent. We currently permit our customers to send unlimited push notifications, which are included as part of our email subscription plan. Active consumer profiles are identified profiles that can be reached via at least one enabled marketing channel in Klaviyo; this means the profile is not suppressed, either by revoking consent or being rendered undeliverable. The vast majority of our subscription plans today are monthly.
Our land-and-expand strategy aligns our own success with that of our customers. As our customers’ businesses grow, they utilize more active consumer profiles and send more emails and SMS messages, which naturally increases their usage of our platform. Our revenue also expands when our customers add additional channels, such as SMS, and additional use cases, such as reviews and our CDP offering, or when their other brands, business units, and geographies start using our platform.
Our go-to-market strategy is primarily product-led, and we attract the majority of our new customers through inbound channels, such as word-of-mouth, agency partnerships, and platform integrations. We have built a large and growing ecosystem of major eCommerce platforms, agency partnerships, and developers, which helps us efficiently attract new customers. Once customers access the Klaviyo platform, they can easily integrate with more than 350 third-party data sources to import and explore their first-party data and design and run campaigns and automations, providing rapid time-to-value.
When we first launched our platform, we intentionally focused on serving entrepreneurs and small and medium-sized businesses. As our customers have scaled and become mid-market companies and larger enterprises themselves, their success with Klaviyo has attracted more interest from similarly sized businesses that are looking to drive better engagement with their consumers. As such, we have continued to build out a sales team to focus on mid-market and enterprise customers.
We were incorporated in 2012 under the name Klaviyo, Inc. as a Delaware corporation. Our principal executive offices are located at 125 Summer Street, 6th Floor, Boston, MA 02110, and our telephone number is (617) 213-1788. Our website address is www.klaviyo.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus and the inclusion of our website address in this prospectus or any accompanying prospectus supplement is an inactive textual reference only. You should not consider information contained on our website to be part of this prospectus or any accompanying prospectus supplement in deciding whether to purchase our securities.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made between the date of this prospectus and the termination of this offering (excluding, in each case, any portions of such documents or future filings that have been “furnished” but not “filed” for purposes of the Exchange Act):
•Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 19, 2025;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, as filed with the SEC on April 25, 2024; and
•The description of our Series A common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 15, 2023, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Klaviyo, Inc., 125 Summer Street, 6th Floor, Boston, Massachusetts 02110, Attention: Secretary, or by telephone request to (617) 213-1788.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.klaviyo.com. The information contained on, or that can be accessed from, our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

RISK FACTORS
Investing in our Series A common stock involves a high degree of risk. You should carefully consider the risks described in the section of this prospectus titled “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as the same may be updated from time to time by our subsequent filings with the SEC, together with the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus, in any applicable prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, before making an investment decision. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS
All of the shares of Series A common stock offered pursuant to this prospectus and any applicable prospectus supplement are being sold by the selling stockholders for their respective accounts.We will not receive any of the proceeds from the sale of shares of our Series A common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This summary does not purport to be complete and is qualified in its entirety by the applicable provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our amended and restated investors’ rights agreement entered into in May 2021 (the “Investors’ Rights Agreement”), as each may be amended from time to time, and each of which are included as exhibits to the registration statement of which this prospectus is a part, as well as to the applicable provisions of the Delaware General Corporation Law (“DGCL”). For a complete description of the matters that are summarized herein, you should refer to our amended and restated certificate of incorporation, our amended and restated bylaws, the Investors’ Rights Agreement, and the applicable portions of the DGCL, each of which we encourage you to read carefully. For more information, see the information provided in the section of this prospectus titled “Where You Can Find Additional Information.”
General
Our authorized capital stock consists of 3,000,000,000 shares of Series A common stock, $0.001 par value per share, 350,000,000 shares of Series B common stock, $0.001 par value per share, and 100,000,000 shares of undesignated preferred stock, $0.001 par value per share.
As of the date of this prospectus, only our Series A common stock is registered under Section 12 of the Exchange Act.
Our board of directors is authorized, without stockholder approval except as required by the listing standards of the New York Stock Exchange, to issue additional shares of our capital stock.
As of December 31, 2024, there were 88,956,301 shares of our Series A common stock outstanding, held by 27 stockholders of record, 183,801,332 shares of our Series B common stock outstanding, held by 46 stockholders of record, and no shares of our preferred stock outstanding.
Series A Common Stock and Series B Common Stock
We have two series of authorized common stock: Series A common stock and Series B common stock. Other than as described below under the subsections titled “—Voting Rights” and “—Conversion”, the rights of the holders of Series A common stock and Series B common stock are identical.
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Series A common stock and Series B common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
Voting Rights
Holders of our Series A common stock are entitled to one vote per share, and holders of our Series B common stock are entitled to ten votes per share, on all matters submitted to a vote of stockholders. The holders of our Series A common stock and Series B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by the DGCL or our amended and restated certificate of incorporation. If we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a series of a class of our capital stock in a manner that affected its holders adversely, but does not affect the entire class, the DGCL would require either holders of our Series A common stock or Series B common stock to vote separately as a single class to approve the proposed amendment.
Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws establish a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election by a plurality of the votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.
Conversion
Each outstanding share of Series B common stock is convertible at any time at the option of the holder into one share of Series A common stock. In addition, each share of Series B common stock will convert automatically into one share of Series A common stock upon (i) any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members or (ii) in the case of a stockholder who is a natural person, the death or incapacity of such stockholder; provided that in the case of Andrew Bialecki and Ed Hallen (our “Founders”), (a) any transfer by a Founder (or such Founder’s affiliate or affiliates) to another Founder (or such Founder’s affiliate or affiliates) will not result in the automatic conversion of such shares of Series B common stock to shares of Series A common stock and (b) each share of Series B common stock held by such Founder shall automatically convert into shares of Series A common stock upon the date that is nine months following the death or incapacity of such Founder. Once converted into Series A common stock, the Series B common stock will not be reissued.
Each outstanding share of Series B common stock will convert automatically into one share of Series A common stock upon the date specified by affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B common stock, voting as a single class.
All outstanding shares of Series A common stock and Series B common stock will convert automatically into shares of a single series of common stock on the earlier of the date that is seven years from September 19, 2023, the date of the final prospectus for our initial public offering, or the date the holders of at least two-thirds of our Series B common stock elect to convert the Series B common stock to Series A common stock. The purpose of this provision is to ensure that following such conversion, each share of common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into a single series of common stock, the Series A common stock and Series B common stock may not be reissued.
No Preemptive or Similar Rights
Our Series A common stock and Series B common stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Series A common stock and Series B common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
Our board of directors is authorized, without further action by our stockholders, subject to limitations prescribed by the DGCL, to issue from time to time shares of preferred stock in one or more series of such stock, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations or restrictions thereof, all to the fullest extent now or hereafter permitted by the DGCL, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our Series A common stock and the voting and other rights of the holders of our Series A common stock and Series B common stock.
Registration Rights
Certain holders of our Series B common stock are entitled to rights with respect to the registration of their shares under the Securities Act of 1933, as amended (the “Securities Act”). These registration rights are contained in the Investors’ Rights Agreement. The registration rights set forth in the Investors’ Rights Agreement expire two years following our initial public offering or, with respect to any particular stockholder, when such stockholder is able to sell all of its shares pursuant to Rule 144 of the Securities Act. We will pay the registration expenses (other than underwriting discounts, selling commissions, and stock transfer taxes) of the holders of the shares registered pursuant to the registrations described below, including the reasonable fees of one counsel for the selling holders. In an underwritten offering, the underwriters have the right, subject to specified conditions, to limit the number of shares such holders may include.
Demand Registration Rights on Form S-1
Certain holders of our Series B common stock are entitled to certain demand registration rights. At any time beginning 180 days after the completion of our initial public offering, the holders of at least 15% of these shares then outstanding may request that we register the offer and sale of their shares on a registration statement on Form S-1, so long as the request covers at least that number of shares with an anticipated aggregate offering price, net of selling expenses, of at least $75.0 million, subject to certain limitations. We are obligated to effect only two such registrations in the aggregate. If we determine that it would be seriously detrimental to us and our stockholders to affect such a demand registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of not more than 90 days. Additionally, we are not required to effect a demand registration on Form S-1 during the period beginning 60 days before our good faith estimate of the filing of, and ending on the date 180 days following the effectiveness of, a registration statement on Form S-1 relating to a public offering of our common stock. Additionally, we are not required to effect a demand registration on Form S-1 if the requesting stockholders propose to dispose of shares of our common stock that may be immediately registered pursuant to a demand registration on Form S-3.
Piggyback Registration Rights
If we propose to register the offer and sale of our common stock under the Securities Act, certain holders of our Series B common stock are entitled to certain “piggyback” registration rights allowing such holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to: (i) a registration relating to the sale or grant of securities to our employees or a subsidiary pursuant to any stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to a transaction under Rule 145 of the Securities Act; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of our Series B common stock; or (iv) a registration in which the only common stock being registered is common stock issuable upon the conversion of debt securities that are also being registered, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
Demand Registration Rights on Form S-3
Certain holders of our Series B common stock are entitled to certain Form S-3 registration rights. The holders of at least 15% of these shares then outstanding may request that we register the offer and sale of their shares on a registration statement on Form S-3 if we are eligible to file a registration statement on Form S-3 so long as the request covers at least that number of shares with an anticipated aggregate offering price, net of selling expenses, of at least $75.0 million, subject to certain limitations. These stockholders may make an unlimited number of requests for registration on Form S-3; however, we are not required to affect a registration on Form S-3 if we have affected two such registrations in the 12-month period immediately preceding the date of such request. If we determine that it would be seriously detrimental to our stockholders to affect such a registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of not more than 90 days. Additionally, we are not required to effect a demand registration on Form S-3 during the period beginning 30 days before our good faith estimate of the filing of, and ending on the date 90 days following the effectiveness of, a registration statement on Form S-3 relating to a public offering of our common stock.
Anti-Takeover Provisions
Certain provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:
•Dual-Series Stock. Our amended and restated certificate of incorporation provides for a dual-series common stock structure, which provides our Founders, current investors, executives and employees with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or our assets.
•Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that vacant directorships, however occurring, including vacancies as a result of in increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum. In addition, our board of directors has the exclusive right to set the number of directors constituting our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. These provisions make it more difficult to change the composition of our board of directors and promote continuity of management.
•Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is classified into three classes of directors, and further provides that directors may be removed only for cause and only by the affirmative vote of holders of at least two-thirds of the voting power of the outstanding shares of capital stock then entitled to vote at an election of directors. A third-party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that until the date that the outstanding shares of Series B common stock no longer represent a majority of the combined voting power of our Series A common stock and Series B common stock (the “Voting Threshold Date”), our stockholders may take action by written consent only if such action is first approved or recommended by our board of directors. Following the Voting Threshold Date, our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, following the Voting Threshold Date, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meeting of our stockholders may be called only by our board of directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
•Exclusive Forum. Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, and stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine. In addition, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgments or results than other courts. In addition, there is uncertainty as to whether the federal forum provision for Securities Act claims will be enforced, which may impose additional costs on us and our stockholders.
•Conflicts of Interest. The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by the DGCL, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to Summit Partners, L.P. or Accel Management Co. Inc. or their respective affiliates or any of their respective directors, partners, principals, officers, members, managers, employees, operating partners and/or contractors, including any of the foregoing who serve as directors of our company, which we collectively refer to as Exempted Persons. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, neither Summit Partners, L.P., Accel Management Co. Inc. nor any of their respective affiliates or Exempted Persons has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage, (ii) doing business with any client or customer of ours or our affiliates, or (iii) making investments in businesses that compete with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that Summit Partners, L.P. or Accel Management Co. Inc. or their respective affiliates or Exempted Persons acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director affiliated with Summit Partners, L.P. or Accel Management Co. Inc. solely in his or her capacity as a director or officer of our company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us if it is a business opportunity our company is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of our company’s business or is of no practical advantage to it or that is one in which our company has no interest or reasonable expectancy.
Transfer Agent and Registrar
The transfer agent and registrar for our Series A common stock and Series B common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.
Listing
Our Series A common stock is listed on the New York Stock Exchange under the symbol “KVYO”.

SELLING STOCKHOLDERS
The selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling stockholders may be parties to registration rights agreements, including the Investors’ Rights Agreement, with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The name of each of the selling stockholders and the number of securities beneficially owned by such selling stockholder will be set forth in a prospectus supplement, free writing prospectus, post-effective amendment or other filing we make with the SEC under the Exchange Act that is incorporated herein by reference.

PLAN OF DISTRIBUTION
The selling stockholders may offer and sell shares of our Series A common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of Series A common stock sold by the selling stockholders. If a selling stockholder is party to the Investors’ Rights Agreement and exercises its registration rights thereunder, we will pay certain registration and similar fees and expenses in connection with the registration of those shares of Series A common stock under this prospectus in connection with our obligation to register such shares pursuant to the Investors’ Rights Agreement. All selling expenses incurred by the selling stockholders, such as commissions and discounts, if any, attributable to the sale or disposition of such shares will be borne solely by the selling stockholders. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. Such sales by selling stockholders may be effected by a variety of methods, including the following:
•in market transactions or on any national securities exchange or quotation service or over-the-counter market on which the shares may be listed or quoted at the time of sale;
•in transactions other than on such exchanges or services or in the over-the-counter market;
•in privately negotiated transactions;
•through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings or bought deals;
•through the writing or settlement of options or other hedging transactions (including the issuance by the selling stockholders of derivative securities) and/or the settlement of margin transactions, whether the options or such other derivative securities are listed on an options exchange or otherwise;
•through the settlement of certain short sales entered into after the date of this prospectus;
•purchases by the broker-dealer as principal, and resale by the broker-dealer for its account pursuant to this prospectus;
•a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;
•in a public auction;
•transactions in which a broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;
•an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are then listed or to or through a market maker other than on that stock exchange;
•through put or call option transactions relating to the securities;
•directly to one or more purchasers;
•through agents;
•through any combination of the foregoing methods of sale; or
•through any other method permitted pursuant to applicable law.

The selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.
To the extent required, the applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated prices. Underwriters may be deemed to have received compensation from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.
Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
To the extent required, the selling stockholders will name any agent involved in a sale of securities, as well as any commissions payable by them to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, they will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We and the selling stockholders may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.
Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us, the selling stockholders or our or their affiliates in the ordinary course of business.
The selling stockholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.
The selling stockholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling stockholders may transfer, sell or dispose of the securities by other means not described in this prospectus. For example, the selling stockholders may sell the shares of Series A common stock included in this prospectus in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of Series A common stock being offered by this prospectus will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Klaviyo, Inc. incorporated by reference in this prospectus, and the effectiveness of Klaviyo, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

6,500,000 Shares
Series A Common Stock

PROSPECTUS SUPPLEMENT

Barclays

August 13, 2025